SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                      HARDING LAWSON ASSOCIATES GROUP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                     HARDING LAWSON ASSOCIATES GROUP, INC.
  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) or Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

- ----------------------------------------------------------------------------

(2)  Aggregate number of securities to which transactions applies:

- ----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

- ----------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

- ----------------------------------------------------------------------------

(5)  Total fee paid:

- ----------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

- ----------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

- ----------------------------------------------------------------------------

(3)  Filing party:

- ----------------------------------------------------------------------------

(4)  Date filed:

- ----------------------------------------------------------------------------

                      HARDING LAWSON ASSOCIATES GROUP, INC.
                             7655 Redwood Boulevard
                            Novato, California 94945

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           Wednesday, October 30, 1996
                                   10:00 A.M.



To the Stockholders of
Harding Lawson Associates Group, Inc.:

         The Annual Meeting of Stockholders (the "Meeting") of Harding Lawson Associates Group, Inc., a Delaware corporation (the "Company"), will be held at the offices of Harding Lawson Associates, Inc., 90 Digital Drive, Novato, California, on Wednesday, October 30, 1996, at 10:00 A.M., for the following purposes:

         1. To elect Richard S. Harding and Donald L. Schreuder as Class II directors to hold office until the 1999 Annual Meeting or until their successors have been duly elected and qualified;

         2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending May 31, 1997; and

         3. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

         Article II, Section 1 of the Bylaws of the Company currently provides for the nomination of directors in the following manner:

                  Nomination for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations, or by any stockholder entitled to vote in the election of Directors generally. However, stockholders may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholders' intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, sixty (60) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.


         The Board of Directors has fixed the close of business on September 5, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.



                                         By Order of the Board of Directors


                                         /s/ Patricia A. England
                                         Patricia A. England
                                         Secretary


Novato, California
September 24, 1996


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY MAY BE REVOKED BY YOU IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

                      HARDING LAWSON ASSOCIATES GROUP, INC.
                             7655 Redwood Boulevard
                            Novato, California 94945
                                 (415) 892-0821


                         -------------------------------


                                 PROXY STATEMENT


                     INFORMATION CONCERNING THE SOLICITATION


         The enclosed Proxy is solicited by the Board of Directors on behalf of Harding Lawson Associates Group, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the offices of Harding Lawson Associates, Inc., 90 Digital Drive, Novato, California, at 10:00 A.M. on Wednesday, October 30, 1996 and at any postponement or adjournment thereof (the "Meeting"). Only stockholders of record on September 5, 1996 (the "Record Date") will be entitled to vote at the Meeting. Stockholders are entitled to cast one vote for each share held. There is no cumulative voting. At the close of business on September 5, 1996, the Company had outstanding 4,986,960 shares of its $.01 par value Common Stock (the "Common Stock").


         This Proxy Statement and form of proxy were first sent to stockholders on approximately September 24, 1996.


         The presence in person or by proxy of a majority of the shares entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum. Broker nonvotes occur when shares held by brokers which are present in person or represented by proxy, are voted on some matters but not on other matters, because under applicable stock exchange rules, the broker has no discretionary authority to vote on such other matters in the absence of instructions from the beneficial owners of the shares. The treatment of abstentions and broker nonvotes on the required vote on each proposal to be presented at the Meeting is discussed under each proposal, where applicable.


         When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted at the Meeting in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted FOR Messrs. Harding and Schreuder as the nominees for Class III directors set forth in the Notice of Annual Meeting, FOR Proposal No. 2 to ratify the appointment of Ernst & Young LLP as the Company's independent auditors, and according to the discretion of the proxy holders on any other matters that properly come before the Meeting.


         Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. It is revocable prior to the Meeting by an instrument revoking it, or by a duly executed proxy bearing a later date, delivered to the Secretary of the Company. It is also revoked if the stockholder is present at the Meeting and votes in person.


         The Company will bear the entire cost of preparing, assembling, printing, and mailing the proxy materials furnished by the Board of Directors to stockholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries, and custodians, to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors, and regular employees of the Company may (without additional compensation) solicit proxies by telephone or personal interview, the costs of which will be borne by the Company.

         A copy of the Annual Report of the Company for the fiscal year ended May 31, 1996, including audited financial statements, is enclosed. THE COMPANY'S 1996 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WITHOUT EXHIBITS MAY ALSO BE OBTAINED WITHOUT COST BY WRITING TO MS. PATRICIA A. ENGLAND, VICE PRESIDENT - INVESTOR RELATIONS, HARDING LAWSON ASSOCIATES GROUP, INC., 7655 REDWOOD BOULEVARD, NOVATO, CALIFORNIA 94945.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

General

         On April 30, 1996, the Board of Directors approved a resolution to increase the number of authorized directors from five to seven, which increase became effective upon the acceptance of the appointment to the Board of James M. Edgar and Donald K. Stager on May 1, 1996 and May 16, 1996, respectively.

         The Company's Board of Directors is divided into three classes, pursuant to the terms of the Company's Certificate of Incorporation and Bylaws. Currently the authorized number of directors for Class I is three (3), Class II is two (2), and Class III is two (2). The term of each class is three years, with the different classes staggered so that the term of one class expires each year. The terms of the Class I directors expire in 1997 and each third year thereafter, the terms of Class II directors expire in 1998 and each third year thereafter, and the terms of Class III directors expire in 1996 and each third year thereafter. Accordingly, it is the Class III directors who are to be elected at the Annual Meeting. The Class III directors so elected will hold office until the 1999 Annual Meeting of Stockholders and until their successors are elected and qualified. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

         The Board of Directors has nominated Richard S. Harding and Donald L. Schreuder as Class III directors. Messrs. Harding and Schreuder are incumbent Class III directors. They have consented to be named as nominees and to serve as directors if elected. All proxies will be voted for the election of Messrs. Harding and Schreuder unless authority to vote for either or both of them is withheld. If Messrs. Harding or Schreuder should unexpectedly decline or be unable to act as directors, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees will become unavailable to serve and has no present intention to nominate a person in addition to or in lieu of Messrs. Harding and Schreuder.

         Set forth below is certain information regarding Messrs. Harding and Schreuder and the continuing directors:


                                                                                                       Director
                   Name                     Age          Positions Held with Company                    Since
- ------------------------------------------------------------------------------------------------------------------

Nominees for Election as Class III Directors

Richard S. Harding                          73     Chairman Emeritus and Director                        1959

Donald L. Schreuder                         53     President, Chief Executive Officer, and               1975
                                                   Director


Continuing Directors

Richard D. Puntillo (Class II)              52     Chairman                                              1989

James M. Edgar (Class II)                   60     Director                                              1996

Rear Admiral Stuart F. Platt (Ret.)         62     Director                                              1988
(Class I)

Barton W. Shackelford (Class I)             75     Director                                              1988

Donald K. Stager (Class I)                  65     Director                                              1996

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information regarding the ownership of the Common Stock of the Company as of September 5, 1996 by (i) all persons to the knowledge of the Company who beneficially own five percent or more of the outstanding shares of the Common Stock, (ii) each director of the Company (including the current nominees), (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company, and
(iv) all the Company's directors and executive officers as a group. There are no family relationships among the directors and/or executive officers of the Company. To the Company's knowledge, each person has sole investment and voting powers with respect to the shares shown as beneficially owned, except as otherwise indicated. The Common Stock of the Company is the only class of equity securities of the Company outstanding.

                                                                                  Amount and Nature of
                                                                                  Beneficial Ownership
                                                                           --------------------------------

                                                                               Number of     Percent of
Name and Address of Beneficial Owners                                            Shares       Class (1)
- -----------------------------------------------------------------------------------------------------------

Heartland Advisors, Inc. (2)...........................................         562,600        11.3
FMR Corp. (3)..........................................................         431,900         8.7
Fiduciary Management Inc. (4)..........................................         352,793         7.1
The TCW Group, Inc. (5)................................................         343,800         6.9
Dimensional Fund Advisors (6)..........................................         306,450         6.1
Alliance Global Environment Fund (7)...................................         270,000         5.4


Directors and Executive Officers

Donald L. Schreuder (nominee) (8) (9) .................................         146,301         2.9
Claude Corvino (8) (9).................................................          58,051         1.2
Eric G. Lappala (8) (9) (10) ..........................................          49,857         1.0
Richard S. Harding  (nominee) (8)......................................          43,222         0.9
Victor R. Johnson, Jr. (8) (9).........................................          39,224         0.8
Arthur C. Riese (8) (9)................................................          38,960         0.8
Richard D. Puntillo (8)................................................          10,500         0.2
Stuart F. Platt (8)....................................................           7,500         0.2
Barton W. Shackelford (8)..............................................           5,000         0.1
James M. Edgar.........................................................           4,800         0.1
Donald K. Stager.......................................................             500         --
All directors and executive officers as a group (13 persons) (11)......         870,863        17.5

(1) Percentages of ownership have been calculated on outstanding shares as of September 5, 1996 plus options exercisable on or before November 4, 1996.
(2) As reported in a Schedule 13G received on August 9, 1996 filed by Heartland Advisors, Inc., whose business address is 790 North Milwaukee Street, Milwaukee, WI 53202. Heartland Advisors, Inc. reports sole voting power of 530,100 shares.
(3) As reported in a Schedule 13G as of December 31, 1995 filed on February 14, 1996 jointly filed by FMR Corp. and Edward C. Johnson 3d, Chairman of FMR Corp., whose business address is 82 Devonshire Street, Boston, MA 02109. Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. that acts as investment advisor to several investment companies (the "Funds"), claims beneficial ownership of the shares. The ownership of one such fund, Fidelity Low-Priced Stock Fund, amounted to 275,600 shares or 5.5%. Neither FMR Corp. nor Edward C. Johnson 3rd has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. is the beneficial owner

                                       4



         of 127,400 shares or 2.6%. Edward C. Johnson 3rd and FMR Corp., through its control of Fidelity Management Trust Company, has sole voting and dispositive power over 127,400 shares.
(4) As reported in a Schedule 13G as of December 31, 1995 filed by Fiduciary Management, Inc., whose business address is 225 East Mason Street, Milwaukee, WI 53202. Fiduciary Management, Inc. reports that it has sole voting power as to none of the shares, sole dispositive power as to 259,793 of the shares, and shared dispositive power as to 93,000 shares. Subsequent information from other sources indicates a total holding as of March 31, 1996 of 305,318 shares or 6.1%.
(5) As reported in a Schedule 13G as of December 31, 1995 filed by The TCW Group, Inc., whose business address is 865 Figueroa Street, Los Angeles, CA 90017. The TCW Group, Inc. is the parent company of Trust Company of the West, TCW Asset Management Company, and TCW Funds Management, Inc.
(6) As reported in a Schedule 13G as of December 31, 1995 filed by Dimensional Fund Advisors, Inc., whose business address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Dimensional Fund Advisors, Inc. also holds shares of the Company in a series of DFA Investment Trust Company portfolios. Dimensional Fund Advisors, Inc. reports sole voting power as to 205,550 shares.
(7) The Company has not received a copy of a Schedule 13G filed by Alliance Global Environment Fund, whose business address is 1345 Avenue of the Americas, New York, NY 10105. Alliance Global Environment Fund is managed by the Equitable Companies. Information from other sources indicates a total holding as of March 31, 1996 of 270,000 shares, or 5.4%.
(8) Includes shares subject to options that are exercisable on or before November 4, 1996 in the amounts of 55,000; 37,250; 44,000; 13,500;
         33,000;  37,250;  5,000;  5,000;  and  5,000  for  Schreuder,  Corvino,
         Lappala, Harding, Johnson, Riese, Puntillo, Platt, and Shackelford, respectively.
(9) Includes shares held in trust in a company retirement savings plan in the amounts of 3,824; 1,831; 2,917; 3,354; and 644 for Schreuder,
         Corvino, Lappala, Johnson, and Riese, respectively.
(10) Does not include 1,814 shares beneficially owned by his spouse, Roberta Jones. Mr. Lappala disclaims beneficial ownership of Ms. Jones' shares.
(11) Includes 207,250 shares subject to options that are exercisable on or before November 4, 1996 and 425,980 shares held in trust in a company retirement savings plan, for which the directors exercise voting power.

The Directors and Executive Officers

         The  following   information   regarding  the  executive  officers  and
directors of the Company has been furnished to the Company by the respectively named individuals:

         John G. Catts, Ph.D., 42, is Chief Technical Officer of the Company and a Vice President of a subsidiary of the Company. Dr. Catts was employed by the Company from 1983 until 1991 and rejoined the firm in 1992. From 1991 to 1992, Dr. Catts was with Kennecott Corporation as Vice President - Environmental Affairs.

         Claude Corvino, 44, joined the Company in 1984 and became a Vice President in 1988. Mr. Corvino currently manages the Company's Western Region which includes offices in California, Nevada, Oregon, Washington and Alaska. Prior to assuming these responsibilities, Mr. Corvino co-developed the Company's operations on the East Coast and managed the Northeastern Region until 1992.

         James M. Edgar accepted an appointment to the Board as a Class II director on May 1, 1996. Mr. Edgar is founder and senior partner of Edgar Dunn & Company, a management consulting firm in San Francisco, California, specializing in the strategy, organization, and management issues of professional services firms.

         Richard S. Harding, P.E., a current nominee for election as a Class III director, was the Chairman of the Board of Directors from the Company's incorporation in 1959 until August 1991, when he became Chairman Emeritus. He is the founder of the Company and he served as President and Chief Executive Officer from 1959 to March 1988.

         Victor R. Johnson, Jr., P.E., 52, joined the Company in 1980 and became a Vice President in 1983. He currently manages the Company's Latin America operations and serves as the President of GRIECO, a Mexican subsidiary of the Company in which the Company holds a 51% interest. Prior to assuming his current responsibilities, Mr. Johnson managed the Company's corporate marketing programs.

         Eric G. Lappala, 50, joined the Company in 1983 and became a Vice President in 1986. He currently leads the Company's Strategic Environmental Management Practice with large industrial and commercial clients. Prior to assuming his current responsibilities, Mr. Lappala led the Company's Federal Programs group for three years, co-developed the Company's operations on the East Coast, and provided business development and technical expertise for the Company's environmental consulting practice.

         Rear Admiral Stuart F. Platt (USN Retired), a Class I director, is currently President of Precision Echo, Inc., a company designing and manufacturing data recording systems. Prior to this, he was founding principal of both Stuart Platt and Partners, a consulting company, and FPBSM Industries, Inc., the holding company of Sigma Power, Inc. and Axel Electronics, Inc., defense electronics and power supply manufacturers. Earlier, he served as President of Foundation Health Corporation's Government Division from 1988 to 1990. He was a Rear Admiral with the U.S. Navy from 1979 to 1987 and Competitor Advocate General of the Navy from 1983 to 1986. Adm. Platt currently serves on the boards of Diagnostic Retrieval Systems Inc., a publicly traded company, and SPD Technologies, Inc.

         Richard D. Puntillo, a Class II director, was elected Chairman of the Board on June 17, 1994. He is a finance professor at the University of San Francisco School of Business. He has been an independent investment banker since 1985 and was Executive Vice President and Chief Financial Officer of Sutro & Co., Inc. from 1982 to 1984. Prior to that Mr. Puntillo was Vice Chairman and Chief Operating Officer for Redwood Bank, San Francisco, from 1969 to 1980. He currently serves on the board of Surety Bank.

         Arthur C. Riese, Ph.D., 41, joined the Company in 1987 and became a Vice President in 1989. Dr. Riese currently manages the Company's Central Region which includes offices in Colorado, New Mexico, Arizona, and Texas.

         Donald L. Schreuder, P.E., a current nominee for election as a Class III director, joined the Company in 1965, became a Vice President in 1976 and Executive Vice President and Chief Operations Officer in early 1992. Mr. Schreuder was named President and Chief Executive Officer by the Board of Directors on June 17, 1994.

         Barton W. Shackelford, a Class I director, is a retired past President of Pacific Gas & Electric Company, a San Francisco-based utility company. He held that office between 1979 and 1985. He served on the board of California Energy Company, Inc., a publicly traded company, until May of 1995.

         Donald K. Stager accepted an appointment to the Board as a Class I director on May 16, 1996. Mr. Stager is President and Chief Financial Officer of Dillingham Construction Holding, Inc., a major international construction firm based in Pleasanton, California.

         Gregory A. Thornton, 43, joined the Company in 1990 as Controller. He became a Vice President in 1992 and Chief Financial Officer and Treasurer in 1994. Prior to joining the Company, Mr. Thornton was Controller and Treasurer for URS Corporation from 1988 to 1990.

Committees of the Board of Directors

         The Board of Directors of the Company has established the following standing committees, with membership as noted:

         Audit Committee: The Audit Committee, which during fiscal 1996 met twice, consists of Adm. Stuart F. Platt (Chairman), Richard D. Puntillo, and Barton W. Shackelford. Its functions include the review of internal controls of the Company and sufficiency of financial reporting, and legal and accounting compliance generally. In connection with these reviews, the Committee meets with appropriate Company financial personnel. The Committee recommends to the Board for its approval the engagement of the independent certified accountants to serve as auditors for the following year in examining the accounts of the Company. The Committee meets separately with the Company's independent auditors, and the auditors have free access to the Committee at any time.

         Compensation Committee: The Compensation Committee, which during fiscal 1996 met twice, consists of Barton W. Shackelford (Chairman), Richard D.
Puntillo, and Adm. Stuart F. Platt. Its functions include the review and approval of compensation levels for the Chief Executive Officer and the Company's senior officers, administration of the Company's plans and policies relating to executive compensation, and administration of the Company's stock option plans.

         Executive Committee: The Executive Committee was formed in fiscal 1996 and consists of Richard D. Puntillo (Chairman), Richard S. Harding, and Donald
L. Schreuder. Its functions include matters of a routine nature that occur between regular meetings of the Board.

         The Board of Directors does not have a standing nominating committee. The full Board of Directors considers and approves nominations for election of directors. Stockholders may nominate candidates for election to the Board in accordance with the provisions of the Company's Bylaws which are described in the notice of meeting.

         The Board of Directors of the Company formally met eight (8) times during the 1996 fiscal year. During the respective periods in which they served, all directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of Company's Common Stock to file reports of their initial ownership of the Company's Common Stock and subsequent changes in such ownership with the Securities and Exchange Commission (the "SEC") within prescribed time periods. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company copies of all Section 16(a) forms filed.

         Based solely on review of copies of SEC Forms 3, 4, and 5, and any amendments to such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that with respect to the Company's most recent fiscal year all Section 16(a) filing obligations were met on a timely basis.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose salary and bonus for the year ended May 31, 1996 exceeded $100,000 (hereafter referred to as the named executive officers) for fiscal years ended May 31, 1994, 1995, and 1996:

                           SUMMARY COMPENSATION TABLE


                                        Annual Compensation               Long-Term Compensation
                                 ----------------------------------------------------------------------
                                                                            Awards            Payouts
                                                                    -----------------------------------
                                                                                   Securities
                                                          Other       Restricted   Under-lying
                                                          Annual         Stock       Options/     LTIP      All Other
        Name and         Fiscal   Salary      Bonus    Compensation    Award(s)      SARs (#)    Payouts   Compensation
   Principal Position     Year     ($)        (1)($)        ($)          ($)                       ($)         ($)
 ----------------------------------------------------------------------------------------------------------------------
 Donald L. Schreuder      1996   228,000           0       N/A          N/A               0         N/A     1,005 (3)
 President and CEO (2)    1995   210,385      75,000       N/A          N/A          10,000         N/A     1,005 (3)
                          1994   164,308      20,000       N/A          N/A          14,000         N/A       651 (3)

 Eric G. Lappala          1996   153,923           0       N/A          N/A               0         N/A     1,005 (3)
 Senior Vice President    1995   146,872      37,000       N/A          N/A           6,000         N/A     1,005 (3)
                          1994   144,846      14,000       N/A          N/A           8,000         N/A       651 (3)

 Victor R. Johnson, Jr.   1996   153,000           0       N/A          N/A               0         N/A     1,005 (3)
 Senior Vice President    1995   151,385      35,000       N/A          N/A           6,000         N/A     1,005 (3)
                          1994   147,846      14,000       N/A          N/A           6,000         N/A       651 (3)

 Claude Corvino           1996   143,692           0       N/A          N/A               0         N/A     1,005 (3)
 Senior Vice President    1995   134,039      55,000       N/A          N/A           6,000         N/A     1,005 (3)
                          1994   131,539      20,000       N/A          N/A          10,000         N/A       651 (3)

 Arthur C. Riese          1996   143,231           0       N/A          N/A               0         N/A     1,005 (3)
 Senior Vice President    1995   135,154      52,000       N/A          N/A           6,000         N/A     1,005 (3)
                          1994   132,577      20,000       N/A          N/A          13,000         N/A       651 (3)

(1) Bonuses are based on service during the fiscal year although paid during the first quarter following the end of the fiscal year. No executive bonuses were accrued for services during fiscal 1996.
(2) Mr. Schreuder received a salary increase in December 1994 at which time his salary was raised from $200,000 to $228,000. No increases have been made since then.
(3) Represents matching contributions by the Company for the named executive officers under the Company's 401(k) plan, paid in Common
         Stock of the Company and valued at fair market value on the contribution date.

                                       8

         The following table provides information with respect to the named executive officers' stock option exercises during the fiscal year and unexercised options held at the end of the fiscal year. No options were granted to the named executives during fiscal 1996.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES


                                                          Number of Securities            Value of Unexercised
                                                         Underlying Unexercised         In-the-Money Options at
                                                       Options at Fiscal Year End       Fiscal Year End ($) (1)
                                                                   (#)
                                                      --------------------------------------------------------------

                         Shares        Value
                      Acquired on    Realized
          Name        Exercise (#)      ($)           Exercisable     Unexercisable    Exercisable    Unexercisable
- --------------------------------------------------------------------------------------------------------------------
Donald L. Schreuder               0             0        47,000          17,000          10,250          6,250
Eric G. Lappala                   0             0        39,000          10,000               0          3,750
Victor R. Johnson, Jr.        1,000         4,375        28,500           9,000               0          3,750
Claude Corvino                    0             0        31,750          11,000           5,125          3,750
Arthur C. Riese                   0             0        31,000          12,500               0          3,750

(1) On May 31, 1996, the fair market value of the Company's Common Stock was $6.125, based on the closing price on Nasdaq Stock Market. Values are calculated by subtracting the exercise price from the fair market value of the stock as of the fiscal year end.

Employment Contracts and Termination of Employment Arrangements

         Employment Agreement. On June 29, 1994, the Company entered into an employment agreement with Mr. Donald L. Schreuder, President and Chief Executive Officer. The agreement is for a period of three years unless terminated by Mr. Schreuder's death, disability, or by written mutual agreement with the Company. The agreement provides for a base annual salary of $200,000, subject to increase but not decrease as determined by the Board of Directors. In November 1994 the Compensation Committee increased his annual salary to $228,000. The employment agreement allows for participation by Mr. Schreuder in all Company benefit plans and programs available to the Company's principal officers. Mr. Schreuder may receive bonuses at the discretion of the Board of Directors and is also eligible to participate in the stock option plans of the Company. The agreement provides that if Mr. Schreuder's employment is terminated by the Company without cause or by Mr. Schreuder in response to a material reduction in his duties or responsibilities under the agreement, Mr. Schreuder would be entitled to receive, as severance pay, an amount equal to all compensation that would have been due him during the remainder of the agreement, or twelve (12) months compensation, whichever is greater. Such compensation would include annual base salary, health and life insurance benefits and benefits under other employee benefit plans including stock options and bonuses. The agreement requires Mr. Schreuder to devote his entire time and attention to the business of the Company and to maintain the confidentiality of information proprietary to the Company. Upon any termination of his employment, he would be prohibited from soliciting clients of the Company for a period of one (1) year following the termination of the original three-year employment term, or any renewal term thereafter, and from soliciting employees of the Company for a period of one (1) year following the termination of employment.

Compensation of Directors

         Each director who is not an officer or employee of the Company received director fees of $16,500 in fiscal year 1996. Richard D. Puntillo, who is Chairman of the Board, received an additional $13,500. Directors who are also officers or employees of the Company receive no fees for their services as such.

         On April 19, 1994, the Board of Directors approved an amendment to the 1988 Stock Option and Restricted Stock Option Plan (the "1988 Plan"), which established a formula provision by which non-employee directors of the Company would each receive a grant of options to purchase 3,000 shares of Common Stock at fair market value on the date of grant upon their election or re-election to a three-year term as a director vesting in three equal installments on the first, second, and third anniversaries of the grant. The formula also provided for an initial grant of options to purchase 1,000 shares of Common Stock to each director for each year or portion of a year remaining in their respective terms. Under the initial grant, Messrs. Platt, Shackelford, and Puntillo were granted options to purchase 1,000, 1,000, and 2,000 shares, respectively, on April 19, 1994, at an exercise price of $6.50. These options vest as to 1,000 shares on the first anniversary of the grant and the balance, if any, vest on November 10, 1995. Upon their re-election to a three-year term on November 2, 1994, Messrs. Platt and Shackelford were each granted options to purchase an additional 3,000 shares of Common Stock. Upon his re-election to a three-year term on November 1, 1995, Mr. Puntillo was granted options to purchase an additional 3,000 shares of Common Stock. Upon their appointments to the Board, Mr. James M. Edgar and Mr. Donald K. Stager were granted options in the amounts of 3,000 and 2,000, respectively.

THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors, comprised of three independent outside directors during fiscal 1996, (the "Committee") has been empowered to set the level of compensation for the Chief Executive Officer and other senior executive officers, to administer the Company's plans and policies relating to executive compensation, and to administer the Company's stock plans.

         The Committee believes that executive compensation should 1) be evaluated with a view to motivating individual and Company performance, 2) align the interests of the executives with the long-term interest of the Company's stockholders, and 3) be competitive with similar positions and levels of responsibilities in other comparable companies. The total compensation package should attract, retain, reward and motivate key executives to achieve desired Company performance and enhance stockholder value.

         The compensation of executive officers is comprised of two elements: base salary and incentive compensation as discussed below. Incentive compensation primarily consists of cash bonuses, if earned, and equity-based compensation awards in the form of stock options. The Committee also uses Company stock awards to provide a matching contribution element to the Company's 401(k) plan. It is the intention of the Committee to substitute a portion of future cash bonuses, if earned, with Common Stock of the Company.

         Base Salary. Base salaries for senior executive officers are reviewed by evaluating individual executive performance and considering salaries for comparable positions and responsibility levels at other similar companies. This review uses published executive salary surveys and peer company proxy information to determine if base salary adjustments are warranted to maintain the Company's base salaries at a competitive level. During fiscal 1996, as part of the annual base salary review process, the Committee reviewed executive compensation survey information provided by a nationally known salary survey resource, both for companies in the same industry group (some of which are included in the customized index that appears in the performance graph) and companies of a similar size and geographic orientation in other industries. The annual review process was changed from the fall of each year to the end of the fiscal year (May 31) in order to align annual business plan performance and achievement of individual goals to the salary review process. As part of the transition to a May-June review beginning at the end of fiscal 1996, small transition adjustments were made in the fall of 1995 rather than delaying salary adjustments for an eighteen-month period. The Committee approved increases for the "named executive officers" in a range of between 0-5.7% based on the above-mentioned salary survey data and the individual executive's responsibilities. No increases were granted during the May-June 1996 salary review process for senior executives.

         Incentive Compensation. Senior executive officers can earn incentive compensation awards that in the past have ranged from zero up to approximately one-third of base salary, which subjects a considerable portion of total potential cash compensation to risk. Incentive compensation is dependent not only on an executive's performance, but on attainment of the Company's performance goals established at the beginning of the fiscal year and approved by the Board of Directors. Company performance goals relate to attainment of certain financial goals (e.g., operating income and cash flow) and certain non-financial goals (e.g., risk management, business and program development).

         The Board of Directors approved the 1996 business plan for the Company containing a provision for an incentive compensation pool. The plan provided that incentive compensation would accrue during the year based on the Company's attainment of planned financial milestones and would be payable after the end of the fiscal year. The incentive compensation pool was subject to increases or decreases based on the degree to which the Company exceeded or fell short of its pre-established financial goals. In fiscal 1996, the Company did not achieve its business plan and as a result no incentive compensation awards were granted to senior executive officers.

         Long-term Incentives. In administering the Company's stock option plans, the Committee may determine the amount and terms of stock option grants to the Chief Executive Officer and other senior executive officers, in order to align the interests of the Company's senior executives with that of its stockholders. Stock options granted are usually incentive stock options, exercisable at a price equal to the fair market value of the underlying stock on the date of grant, and vest over four years in order to provide an added incentive for key individuals to remain with the Company. During fiscal 1996 no stock options were awarded to senior executives.

         The Committee approved a matching contribution, payable in Common Stock of the Company, under the Company's 401(k) plan to the Chief Executive Officer, the four named executive officers and all eligible employees in the Company's 401(k) plan. The maximum number of shares contributed as an individual matching contribution under the plan for 1996 had a fair market value of $1,005 on the date of contribution.

         Chief Executive Officer. As described in the proxy statement, the Company entered into an employment agreement with Mr. Schreuder on June 29, 1994 that provides that the Board, at its discretion, may increase Mr. Schreuder's base salary. During the fall 1995 salary review process, Mr. Schreuder recommended and the Board concurred that no increase to his base salary be granted at that time. Similarly, as stated above, no year-end salary adjustment was granted to the Chief Executive Officer nor was an incentive compensation award granted for fiscal 1996.

         Compliance with Internal Revenue Code Changes. In 1993, the Internal Revenue Service enacted Section 162(m) of the Internal Revenue Code that, in general, precludes publicly traded corporations from taking a tax deduction in 1994 or in subsequent years for compensation in excess of $1,000,000 paid to the chief executive officer or any of the four other highest paid officers. The Committee is aware of the requirements of Section 162(m) and believes that the Company's compensation payable to each of such persons is currently below, and is expected to remain below, the limitation established by Section 162(m) and consequently would be fully deductible by the Company.


                                        Stuart F. Platt
                                        Richard D. Puntillo
                                        Barton W. Shackelford (Chairman)

                                PERFORMANCE GRAPH

         The following performance graph compares the performance of the Company's Common Stock (Nasdaq Stock Market: HRDG) with the NASDAQ Stock
Market-U.S. Index and an index of peer companies selected by the Company. A group of 11 other environmental companies, providing similar services to those provided by the Company, comprise the peer group index.(1)

[The following descriptive data  is  supplied  in accordance with Rule 304(d) of
Regulation S-T]
                                                                Cumulative Total Return
                                             --------------------------------------------------------------

                                                  5/91      5/92       5/93      5/94       5/95      5/96
                                             --------------------------------------------------------------
Harding Lawson Associates Group, Inc.              100       136         84        59         55        56
Peer Group                                         100        77         70        64         56        59
NASDAQ Stock Market-U.S.                           100       117        141       149        177       257

(1)      Companies  included  in the peer  group  index are  Dames & Moore  Inc.
         (DM), EA Engineering Science & Technology (EACO), Ecology & Environment, Inc. (EEI), EMCON Associates (MCON), Fluor Daniel/GTI
         (FDGT), GZA Geoenvironmental Tech, Inc. (GZEA), International Technology Corp. (ITX), TRC Companies, Inc. (TRR), Tetra Tech, Inc.
         (WATR), Versar, Inc. (VSR), and Weston Roy F, Inc. (WSTNA). One company, Earth Technology (ETCO), that appeared in the performance graph peer index in 1995 has been omitted from the index this year as the company was purchased by another company and is no longer listed.
(2) Assumes that $100 was invested on May 31, 1991 at the closing sales price of the Company's Common Stock and in each index, and that all dividends, if any, were reinvested. Returns are measured through the last trading day of each of the Company's fiscal years. No cash dividends have been declared on the Company's Common Stock.

                                       13

                                 PROPOSAL NO. 2
                              INDEPENDENT AUDITORS

         Ernst & Young LLP has been appointed by the Board of Directors as the Company's independent auditors for the fiscal year ending May 31, 1997. The firm of Ernst & Young LLP served the Company as independent auditors for the fiscal year ended May 31, 1996. Ernst & Young LLP has no interest, financial or otherwise, in the Company. The services rendered by Ernst & Young LLP during the fiscal year 1996 were audit services and included consultation in connection with various accounting, income tax, and general business matters.

         A representative from Ernst & Young LLP will be present at the Annual Meeting of Stockholders, and will be afforded the opportunity to make a statement if he or she desires to do so. Moreover, he or she will be available to respond to appropriate questions from the stockholders.

         Unless marked to the contrary, all proxies received will be voted "FOR" ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE `FOR' PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MAY 31, 1997.

                             STOCKHOLDERS' PROPOSALS

         Subject to Securities and Exchange Commission regulations, proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company not later than May 27, 1997 to be included in the 1997 Proxy Statement.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters which will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the judgment of the proxy holders. All shares represented by duly executed proxies will be voted at the Meeting.

Dated:  September 16, 1996

                                   APPENDIX A

PROXY

            PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                OCTOBER 30, 1996
                     HARDING LAWSON ASSOCIATES GROUP, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of common stock acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders of Harding Lawson Associates Group, Inc., a Delaware corporation (the "Company"), and the accompanying Proxy Statement dated September 16, 1996, and revoking any proxy heretofore given, hereby constitutes and appoints Donald L. Schreuder, President and Chief Executive Officer, and Richard D. Puntillo, Chairman of the Board, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of Harding Lawson Associates Group, Inc., standing in the name of the undersigned which the undersigned could vote if personally present and acting at the 1996 Annual Meeting of the Stockholders of Harding Lawson Associates Group, Inc. to be held at 90 Digital Drive, Novato, California, on October 30, 1996 at 10:00 A.M. local time, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, and according to their discretion, upon all other matters that may be properly presented for action at the meeting or any adjournments or postponements thereof.  The  undersigned  may  revoke  this  proxy at  any time  prior  to its exercise.
                                                                   -------------
                                                                    SEE REVERSE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
                                                                   -------------

Harding Lawson Associates Group, Inc. has decided to discontinue printing quarterly shareholder reports. However, shareholders may request to be added to our mailing list for copies of the Form 10-Q filed with the Securities and Exchange Commission by calling Investor Relations at (415) 892-0821. You may also visit the company's internet web site at http://www.harding.com after November 1, 1996 for quarterly earnings information.

                                  DETACH HERE

- ---  Please mark
 X   votes as in
- ---  this example.                                                         -----

     THE PROXY WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED IT WILL BE VOTED "FOR" THE PROPOSALS LISTED ON THIS CARD.

     1. Election of Directors
     Nominees: Richard S. Harding, Donald L. Schreuder

            -----          -----
                     FOR           WITHHELD
                    BOTH          FROM BOTH
                  NOMINEES         NOMINEES
            -----          -----

     -----

     -----__________________________________
     For both nominees except as noted above

                                         FOR    AGAINST  ABSTAIN
     2. To ratify the appointment  of  -------  -------  -------
        Ernst & Young LLP as indepen-
        dent auditors of the Company.  -------  -------  -------

 MARK HERE                MARK HERE
FOR ADDRESS  -----       IF YOU PLAN  -----
CHANGE AND                TO ATTEND
NOTE AT LEFT -----       THE MEETING  -----

Please sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee officer, partner, or guardian, please give full title.
If more than one trustee, all should sign.  WHETHER OR
NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN
AND RETURN THIS PROXY AS  PROMPTLY AS  POSSIBLE IN THE
ENCLOSED POST-PAID ENVELOPE.

Signature:________________Date:_________Signature:________________Date:_________